UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 21)

ORION PICTURES CORPORATION
(Name of Issuer)

Common Stock, $.25 Par Value
(Title of Class of Securities)

686285-10-7
(CUSIP Number)

ARNOLD L. WADLER
Senior Vice President, Secretary and
General Counsel, Metromedia Company
One Harmon Plaza, Secaucus, New Jersey 07094
Tel. No: (201) 348-3244
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

June 3, 1988
(Date of Event which Requires Filing of
this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

     Check the following box if a fee is being paid with the statement ___. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                     (Continued on following page(s))

                               SCHEDULE 13d
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Metromedia Company
          (I.R.S. Identification No. 62-1293303)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP               (a)
Metromedia Company disclaims membership in a group although         (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS

          WC, BK

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware

                    7    SOLE VOTING POWER
                              14,402,300 (includes 4,194,760 shares
                              issuable upon exercise of currently
                              exercisable warrants)
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    14,402,300 (includes 4,194,760 shares
     WITH                     issuable upon exercise of currently
                              exercisable warrants)

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          14,402,300 (includes 4,194,760 shares issuable upon exercise of currently exercisable warrants)

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          66.8%

14   TYPE OF REPORTING PERSON

          PN

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          John W. Kluge - S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
John W. Kluge disclaims membership in a group although                (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          USA

                    7    SOLE VOTING POWER
                              14,422,300.  Includes 20,000 shares owned
                              directly and 14,402,300 shares (including
                              4,194,760 shares issuable upon exercise of
                              currently exercisable warrants) beneficially
                              owned through Metromedia Company.
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    14,422,300.  Includes 20,000 shares owned
     WITH                     directly and 14,402,300 shares (including
                              4,194,760 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia Company.

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          14,422,300. Includes 20,000 shares owned directly and 14,402,300 shares (including 4,194,760 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia Company.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          66.9%

14   TYPE OF REPORTING PERSON

          IN

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Stuart Subotnick - S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
Stuart Subotnick disclaims membership in a group although             (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          USA

                    7    SOLE VOTING POWER
                              14,402,300 (includes 4,194,760 shares
                              issuable upon exercise of currently
                              exercisable warrants) beneficially owned
                              through Metromedia Company
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    14,402,300 (includes 4,194,760 shares
     WITH                     issuable upon exercise of currently
                              exercisable warrants) beneficially owned through Metromedia Company

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          14,402,300 (includes 4,194,760 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia Company

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          66.8%

14   TYPE OF REPORTING PERSON

          IN

          This Amendment No. 21 supplements the Schedule 13D (the "Schedule 13D") filed on June 2, 1986 by John W. Kluge and Metromedia, Inc., as amended by Amendment No. 1 thereto filed on September 12, 1986, Amendment No. 2 thereto filed on November 4, 1986, Amendment No. 3 thereto filed on January 2, 1987, Amendment No. 4 thereto filed on April 7, 1987, Amendment No. 5 thereto filed on October 27, 1987, Amendment No. 6 thereto filed on October 30, 1987, Amendment No. 7 thereto filed on November 23, 1987, Amendment No. 8 thereto filed on December 15, 1987, Amendment No. 9 thereto filed on January 20, 1988, Amendment No. 10 thereto filed on January 22, 1988, Amendment No. 11 filed on February 1, 1988, Amendment No. 12 filed on February 10, 1988, Amendment No. 13 filed on February 11, 1988, Amendment No. 14 filed on February 12, 1988, Amendment No. 15 filed on February 19, 1988, Amendment No. 16 filed on March 1, 1988, Amendment
No. 17 filed on April 11, 1988, Amendment No. 18 filed on April 14, 1988, Amendment No. 19 filed on April 18, 1988 and Amendment No. 20 filed on May 24, 1988 in the following respect only (capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule 13D):


Item 3.  Source and Amount of Funds or Other Consideration.

          Item 3 is hereby amended by adding thereto the following paragraph:

          Of the aggregate cost of the 2,871,800 shares of Orion Common Stock purchased by Company in the open market and in a private transaction and the 2,762,500 Warrants to Purchase Common Stock purchased in a private transaction since the transactions reflected on the most recent filing on Schedule 13D, $21,069,100 was paid out of working capital of Company and $57 million was borrowed by Company from Manufacturers Hanover Trust Company pursuant to a loan made in the ordinary course of business by that bank under Company's existing credit facility with such bank. The credit facility is utilized for working capital purposes.


Item 4.  Purpose of Transaction.

          Item 4 is hereby amended by adding thereto the following paragraph:

          On June 3, 1988, after having previously received clearance under the H-S-R Act, Metromedia consummated the previously reported purchase of Orion Common Stock and Warrants from Sumner Redstone, National Amusements, Inc.,
Viacom

International Inc. and the Estate of Michael
Redstone, except that Metromedia purchased 2,804,800 of the previously reported 2,819,800 shares of Orion Common Stock and agreed to purchase the remaining 15,000 shares from the Estate of Michael Redstone on or before June 30, 1988 if such shares become available for purchase. Metromedia also purchased, as previously reported, 2,762,500 Warrants to Purchase Common Stock.


Item 5.  Interest in Securities of the Issuer.

          Paragraph 5(a) is amended in full by substituting therefor the following paragraphs:

          Company, Mr. Kluge and Mr. Subotnick each own
(beneficially or otherwise) 14,402,300 shares of Orion
Common Stock, which figure includes 4,194,760 shares issuable upon the exercise of Orion Warrants. Such
14,402,300 shares constitute approximately 66.8% of the outstanding shares of Orion Common Stock (assuming exercise of all Orion Warrants held by Company).

          Mr. Kluge owns directly an additional 20,000 shares of Orion Common Stock. The wife of Stuart Subotnick also owns 15,000 shares of Orion Common Stock; Mr. Subotnick disclaims beneficial ownership of such shares.

          Paragraph 5(b) is amended in full by substituting therefor the following sentence:

          Each of Company, Mr. Kluge and Mr. Subotnick has sole power to vote and dispose of the 14,402,300 shares beneficially owned by Company and Mr. Kluge has sole power to vote and dispose of the 20,000 shares owned directly by him.

          Paragraph 5(c) is amended by adding thereto the following paragraphs:

          On June 3, 1988, Company purchased from Sumner Redstone, National Amusements, Inc., Viacom International Inc. and the Estate of Michael Redstone 2,804,800 shares of Orion Common Stock and 2,762,500 Warrants to Purchase Common Stock (which are exercisable at $6.00 per share and expire on February 8, 1992) for a purchase price of $17 per share of Common Stock and $11 per Warrant. The transaction was effected by simultaneous delivery of the acquired securities and, by wire transfer, the cash payment therefor; the closing was held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019.

          Exhibit 22 sets forth a listing of the shares of Orion Common Stock purchased by Metromedia in open-market broker transactions on the Exchange since the transactions reflected on the most recent filing on Schedule 13D, including the number of shares purchased, the dates of the purchases and the prices per share.

          Exhibit 22 is incorporated herein by reference.


Item 6.   Contracts, Arrangements, Understandings
          or Relationships With Respect to
          Securities of the Issuer.

          Item 6 is hereby amended by adding thereto the following paragraph:

          On June 3, 1988, Company, Sumner Redstone,
National Amusements, Inc., Viacom International Inc. and the Estate of Michael Redstone entered into a Stock Purchase Agreement pursuant to which Company, simultaneously with the execution thereof, purchased 2,804,800 shares of Orion Common Stock and 2,762,500 Warrants to Purchase Common Stock. The aggregate purchase price for the shares of Common Stock and the Warrants was $78,069,100. (The Warrants are currently exercisable and entitle the holder to purchase one share of Common Stock per Warrant at an exercise price of $6.00 per share of Common Stock.) Company also agreed to purchase 15,000 additional shares (at $17 per share) from the Estate of Michael Redstone on or before June 30, 1988 if such shares become available for purchase.


Item 7.  Material to be Filed as Exhibits.

          Item 7 is hereby amended by adding thereto the following:

          Exhibit 21 -   Stock Purchase Agreement dated
                         June 3, 1988 among Metromedia,
                         Sumner Redstone, National
                         Amusements, Inc., Viacom
                         International Inc. and the Estate
                         of Michael Redstone

          Exhibit 22 -   Open-market Purchases of Orion
                         Common Stock

                          SIGNATURE


          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.

Dated:   June 6, 1988


                         /s/ Stuart Subotnick
                         Stuart Subotnick
                         General Partner
                         Metromedia Company



                         /s/ John W. Kluge
                         John W. Kluge



                         /s/ Stuart Subotnick
                         Stuart Subotnick